December 2024

Pricing Supplement No. 5,237

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 16, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after three months, the securities will be automatically redeemed if the closing level of each of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund, which we refer to as the underlyings, on any of the monthly determination dates is greater than or equal to 96% of its respective initial level, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of $1,177.292 per $1,000 security. If the securities have not previously been redeemed and the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to 70% of its respective initial level which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to forego current income and participation in the appreciation of any underlying in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying closes at or above the respective call threshold level on a monthly determination date or the final determination date, respectively, with no possibility of an early redemption until after the 3-month initial non-call period. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:

Nasdaq-100 Index® (the “NDX Index”), iShares® U.S. Real Estate ETF (the “IYR Shares”) and Utilities Select Sector SPDR® Fund (the “XLU Shares,” and together with the IYR Shares, the “underlying shares”)

Aggregate principal amount:	$5,009,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December 16, 2024
Original issue date:	December 19, 2024 (3 business days after the pricing date)
Maturity date:	November 19, 2026
Early redemption:

The securities are not subject to automatic early redemption until approximately three months after the original issue date. Following the 3-month initial non-call period, if, on any monthly determination date, beginning on March 17, 2025, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.25% per annum) for each monthly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after three months, monthly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. The determination dates are subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

$1,177.292

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$966.40 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$18.75	$981.25
Total	$5,009,000	$93,918.75	$4,915,081.25

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $18.75 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(2)See “Use of proceeds and hedging” on page 24.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Downside threshold level:

With respect to the NDX Index, 15,467.662, which is 70% of its initial level

With respect to the IYR Shares, $68.131, which is 70% of its initial level

With respect to the XLU Shares, $53.914, which is 70% of its initial level

Call threshold level:

With respect to the NDX Index, 21,212.794, which is approximately 96% of its initial level

With respect to the IYR Shares, $93.437, which is approximately 96% of its initial level

With respect to the XLU Shares, $73.939, which is approximately 96% of its initial level

Initial level:

With respect to the NDX Index, 22,096.66, which is its closing level on the pricing date

With respect to the IYR Shares, $97.33, which is its closing level on the pricing date

With respect to the XLU Shares, $77.02, which is its closing level on the pricing date

Closing level:

With respect to the NDX Index, the index closing value for such underlying on any index business day

With respect to the IYR Shares and the XLU Shares, the closing price for such underlying on any trading day multiplied by the adjustment factor on such day

Final level:	With respect to each underlying, the closing level for such underlying on the final determination date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Performance factor:	With respect to each underlying, the final level divided by the initial level
CUSIP / ISIN:	61777RCX9 / US61777RCX98
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	3/17/2025	1st early redemption date:	3/20/2025	$1,023.125
2nd determination date:	4/16/2025	2nd early redemption date:	4/21/2025	$1,030.833
3rd determination date:	5/16/2025	3rd early redemption date:	5/21/2025	$1,038.542
4th determination date:	6/16/2025	4th early redemption date:	6/20/2025	$1,046.25
5th determination date:	7/16/2025	5th early redemption date:	7/21/2025	$1,053.958
6th determination date:	8/18/2025	6th early redemption date:	8/21/2025	$1,061.667
7th determination date:	9/16/2025	7th early redemption date:	9/19/2025	$1,069.375
8th determination date:	10/16/2025	8th early redemption date:	10/21/2025	$1,077.083
9th determination date:	11/17/2025	9th early redemption date:	11/20/2025	$1,084.792
10th determination date:	12/17/2025	10th early redemption date:	12/22/2025	$1,092.50
11th determination date:	1/16/2026	11th early redemption date:	1/22/2026	$1,100.208
12th determination date:	2/17/2026	12th early redemption date:	2/20/2026	$1,107.917
13th determination date:	3/16/2026	13th early redemption date:	3/19/2026	$1,115.625
14th determination date:	4/16/2026	14th early redemption date:	4/21/2026	$1,123.333
15th determination date:	5/18/2026	15th early redemption date:	5/21/2026	$1,131.042
16th determination date:	6/16/2026	16th early redemption date:	6/22/2026	$1,138.75
17th determination date:	7/16/2026	17th early redemption date:	7/21/2026	$1,146.458
18th determination date:	8/17/2026	18th early redemption date:	8/20/2026	$1,154.167
19th determination date:	9/16/2026	19th early redemption date:	9/21/2026	$1,161.875
20th determination date:	10/16/2026	20th early redemption date:	10/21/2026	$1,169.583
Final determination date:	11/16/2026	See “Maturity date” above.		See “Payment at maturity” above.

December 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, beginning after three months, the securities will be automatically redeemed if the closing level of each of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund on any monthly determination date is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of $1,177.292 per $1,000 security. If the securities have not previously been redeemed and the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any underlying.

Maturity:	23 months
Automatic early redemption (beginning after three months):

The securities are not subject to automatic early redemption until approximately three months after the original issue date. Following this 3-month initial non-call period, if, on any monthly determination date, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.25% per annum) for each monthly determination date, as follows:
	●1st determination date:	$1,023.125
	●2nd determination date:	$1,030.833
	●3rd determination date:	$1,038.542
	●4th determination date:	$1,046.25
	●5th determination date:	$1,053.958
	●6th determination date:	$1,061.667
	●7th determination date:	$1,069.375
	●8th determination date:	$1,077.083
	●9th determination date:	$1,084.792
	●10th determination date:	$1,092.50
	●11th determination date:	$1,100.208
	●12th determination date:	$1,107.917
	●13th determination date:	$1,115.625
	●14th determination date:	$1,123.333
	●15th determination date:	$1,131.042
	●16th determination date:	$1,138.75
	●17th determination date:	$1,146.458
	●18th determination date:	$1,154.167

December 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

	●19th determination date:	$1,161.875
	●20th determination date:	$1,169.583
	No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

$1,177.292

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $966.40.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

December 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund on any monthly determination date is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after three months, when each underlying closes at or above its respective call threshold level on any monthly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the monthly determination dates (beginning after three months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying closes at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to $1,177.292 per stated principal amount. Investors do not participate in any appreciation in any underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the monthly determination dates (beginning after three months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective call threshold level, but the final level of each underlying is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000 per security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the monthly determination dates (beginning after three months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

December 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on each of the monthly determination dates (beginning after three months), and the payment at maturity, if any, will be determined by reference to the closing level of each underlying on the final determination date. The actual initial levels, call threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.25% per annum) for each monthly determination date (beginning after three months), as follows:

	●1st determination date:	$1,023.125
	●2nd determination date:	$1,030.833
	●3rd determination date:	$1,038.542
	●4th determination date:	$1,046.25
	●5th determination date:	$1,053.958
	●6th determination date:	$1,061.667
	●7th determination date:	$1,069.375
	●8th determination date:	$1,077.083
	●9th determination date:	$1,084.792
	●10th determination date:	$1,092.50
	●11th determination date:	$1,100.208
	●12th determination date:	$1,107.917
	●13th determination date:	$1,115.625
	●14th determination date:	$1,123.333
	●15th determination date:	$1,131.042
	●16th determination date:	$1,138.75
	●17th determination date:	$1,146.458
	●18th determination date:	$1,154.167
	●19th determination date:	$1,161.875
	●20th determination date:	$1,169.583
	No further payments will be made on the securities once they have been redeemed.
Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

$1,177.292

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the NDX Index: 20,000 With respect to the IYR Shares: $100.00 With respect to the XLU Shares: $75.00
Hypothetical Downside Threshold Level:	With respect to the NDX Index: 14,000, which is 70% of its hypothetical initial level

December 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

With respect to the IYR Shares: $70.00, which is 70% of its hypothetical initial level With respect to the XLU Shares: $52.50, which is 70% of its hypothetical initial level
Hypothetical Call Threshold Level:

With respect to the NDX Index: 19,200, which is 96% of its hypothetical initial level

With respect to the IYR Shares: $96.00, which is 96% of its hypothetical initial level

With respect to the XLU Shares: $72.00, which is 96% of its hypothetical initial level

Automatic Call:

Example 1 — The securities are redeemed following the second determination date.

Date	NDX Index Closing Level	IYR Shares Closing Level	XLU Shares Closing Level	Payment (per security)
1st Determination Date	22,250 (at or above the call threshold level)	$112.00 (at or above the call threshold level)	$50.00 (below the call threshold level)	--
2nd Determination Date	24,000 (at or above the call threshold level)	$120.00 (at or above the call threshold level)	$78.00 (at or above the call threshold level)	$1,030.833

In this example, on the first determination date, the closing levels of two of the underlyings are at or above their respective call threshold levels, but the closing level of the other underlying is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing level of each underlying is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,030.833 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any of the underlyings.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective call threshold level(s) on each of the monthly determination dates (beginning after three months), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	NDX Index Final Level	IYR Shares Final Level	XLU Shares Final Level	Payment at Maturity (per security)
Example 1:	23,000 (at or above its call threshold level)	$130.00 (at or above its call threshold level)	$82.00 (at or above its call threshold level)	$1,177.292
Example 2:	16,000 (below its call threshold level but at or above its downside threshold level)	$110.00 (at or above its call threshold level and downside threshold level)	$90.00 (at or above its call threshold level and downside threshold level)	$1,000
Example 3:	25,000 (at or above its call threshold level and downside threshold level)	$110.00 (at or above its call threshold level and downside threshold level)	$37.50 (below its downside threshold level)	$1,000 x ($37.50 / $75.00) = $500
Example 4:	4,000 (below its downside threshold level)	$50.00 (below its downside threshold level)	$67.50 (below its call threshold level but at or above its downside threshold level)	$1,000 x (4,000 / 20,000) = $200
Example 5:	4,000 (below its downside threshold level)	$30.00 (below its downside threshold level)	$30.00 (below its downside threshold level)	$1,000 x (4,000 / 20,000) = $200

In example 1, the final level of each underlying is at or above its respective call threshold level. Therefore, investors receive $1,177.292 per security at maturity. Investors do not participate in any appreciation in any underlying.

In example 2, the final levels of two of the underlyings are at or above their respective call threshold levels and at or above their respective downside threshold levels, but the final level of the other underlying is below its call threshold level and at or above its downside threshold level. The IYR Shares have increased 10% from its initial level to its final level, the XLU Shares have increased 20% from the initial level to the final level and the NDX Index has declined 20% from its initial level to its final level. Therefore, investors

December 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

receive a payment at maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in any underlying.

In example 3, the final levels of two of the underlyings are at or above their respective call threshold levels and at or above their respective downside threshold levels, but the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The NDX Index has increased 25% from its initial level to its final level, the IYR Shares have increased 10% from its initial level to its final level and the XLU Shares have declined 50% from the initial level to the final level. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the XLU Shares, which represent the worst performing underlying in this example.

In example 4, the final level of one of the underlyings is below its call threshold level but at or above its downside threshold level, while the final levels of the other underlyings are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The XLU Shares have declined 10% from the initial level to the final level, the IYR Shares have declined 50% from its initial level to its final level and the NDX Index has declined 80% from its initial level to its final level. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the NDX Index, which is the worst performing underlying in this example.

In example 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. The NDX Index has declined 80% from its initial level to its final level, the IYR Shares have declined 70% from its initial level to its final level and the XLU Shares have declined 60% from the initial level to the final level. Therefore, the payment at maturity equals the stated principal amount multiplied by the performance factor of the NDX Index, which is the worst performing underlying in this example.

If the securities are not redeemed prior to maturity and the final level of any underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

December 2024 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level of 70% of its initial level, you will be exposed to the decline in the value of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying closes at or above its respective call threshold level on any monthly determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and the final level of each underlying is at or above its call threshold level. In all cases, you will not participate in any appreciation of any underlying, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective initial level, call threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the NDX Index, the Dow Jones U.S. Real Estate Capped Index and the Utilities Select Sector Index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

odividend rates on the stocks constituting the NDX Index, the Dow Jones U.S. Real Estate Capped Index and the Utilities Select Sector Index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 70% of the stated principal amount. See “Nasdaq-100 Index® Overview,” “iShares® U.S. Real Estate ETF Overview” and “Utilities Select Sector SPDR® Fund Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

December 2024 Page 9

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlyings or the stocks composing the NDX Index, the Dow Jones U.S. Real Estate Capped Index or the Utilities Select Sector Index. Investing in the securities is not equivalent to investing in the underlyings or the stocks that constitute the NDX Index, the Dow Jones U.S. Real Estate Capped Index or the Utilities Select Sector Index. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the NDX Index, the Dow Jones U.S. Real Estate Capped Index or the Utilities Select Sector Index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first three months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 23-month term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that

December 2024 Page 10

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings, the Dow Jones U.S. Real Estate Capped Index or the Utilities Select Sector Index), including taking positions in the IYR Shares, the XLU Shares and the stocks constituting the NDX Index, the Dow Jones U.S. Real Estate Capped Index or the Utilities Select Sector Index, futures and/or options contracts on the underlyings or the component stocks of the Dow Jones U.S. Real Estate Capped Index or the Utilities Select Sector Index listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings, the Dow Jones U.S. Real Estate Capped Index or the Utilities Select Sector Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for an early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlyings on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the call threshold levels, the downside threshold levels, the final levels, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of a closing level in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities— Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “—Calculation Agent and Calculations” and” “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. For example, due to the terms of the securities and current market conditions, there is a substantial risk that the IRS could seek to recharacterize the securities as debt instruments. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may

December 2024 Page 11

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

negatively affect your return and will not be offset or mitigated by any positive performance by any of the other underlyings. To receive an early redemption payment, each underlying must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one underlying has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if one or both of the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the real estate industry. The securities are subject to certain risks applicable to the real estate industry. The iShares® U.S. Real Estate ETF invests in companies that invest in real estate, primarily REITS or real estate holding companies, which exposes the securities to the risks of owning real estate directly as well as to risks that relate specifically to the way in which real estate companies are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments, and is characterized by intense competition and periodic overbuilding. The United States real estate market has relatively recently suffered a period of extraordinary declines, and we can give you no assurance that such declines will not continue or worsen. Specific risks especially relevant to an investment in the real estate industry include interest rate risk, leverage risk, property risk, management risk, liquidity risk, concentration risk, U.S. tax risk and regulatory risk. Any of these risks could adversely impact the value of the securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Adjustments to the NDX Index could adversely affect the value of the securities. The publisher of the NDX Index may add, delete or substitute the stocks constituting such underlying or make other methodological changes that could change the value of such underlying. The publisher of the NDX Index may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the securities composing such underlying at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying last in effect prior to discontinuance of such underlying.

￭Adjustments to the underlying shares or the share underlying indices could adversely affect the value of the securities. The investment adviser to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Real Estate Capped Index or the Utilities Select Sector Index, as applicable (each, a “share underlying index). Pursuant to its investment strategies or otherwise, the investment adviser to the underlying shares may add, delete or substitute the components of the underlying shares. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities. The publisher of each share underlying index is responsible for calculating and maintaining such share underlying index. The publisher of a share underlying index may

December 2024 Page 12

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

add, delete or substitute the stocks constituting such share underlying index or make other methodological changes that could change the level of such share underlying index. The publisher of a share underlying index may also discontinue or suspend calculation or publication of the share underlying index at any time. If this discontinuance or suspension occurs following the termination of the underlying shares, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities.

￭The performance and market price of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate the respective share underlying indices, and each may hold securities that are different than those included in the respective share underlying index. In addition, the performance of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the respective share underlying index. All of these factors may lead to a lack of correlation between the performance of the underlying shares and the respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the underlying shares may impact the variance between the performance of the underlying shares and the respective share underlying index. Finally, because the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying shares, and their ability to create and redeem shares of the underlying shares may be disrupted. Under these circumstances, the market price of the underlying shares may vary substantially from the net asset value per share of the underlying shares or the level of the respective share underlying index.

For all of the foregoing reasons, the performance of the underlying shares may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the underlying shares on the final determination date, even if the underlying shares are underperforming the respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the IYR Shares or the XLU Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the IYR Shares and the XLU Shares. However, the calculation agent will not make an adjustment for every event that can affect the IYR Shares or the XLU Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

December 2024 Page 13

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Nasdaq-100 Index® Overview

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

Information as of market close on December 16, 2024:

Bloomberg Ticker Symbol:	NDX	52 Week High (on 12/16/2024):	22,096.66
Current Index Value:	22,096.66	52 Week Low (on 1/4/2024):	16,282.01
52 Weeks Ago:	16,729.80

The following graph sets forth the daily index closing values of the NDX Index for the period from January 1, 2019 through December 16, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the NDX Index for each quarter in the same period. The index closing value of the NDX Index on December 16, 2024 was 22,096.66. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the NDX Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the NDX Index at any time, including on the determination dates.

NDX Index Daily Index Closing Values January 1, 2019 to December 16, 2024

December 2024 Page 14

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Nasdaq-100 Index®	High	Low	Period End
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter	15,185.48	12,725.11	15,179.21
Third Quarter	15,841.35	14,545.83	14,715.24
Fourth Quarter	16,906.80	14,109.57	16,825.93
2024
First Quarter	18,339.44	16,282.01	18,254.69
Second Quarter	19,908.86	17,037.65	19,682.87
Third Quarter	20,675.38	17,867.37	20,060.69
Fourth Quarter (through December 16, 2024)	22,096.66	19,773.30	22,096.66

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Nasdaq-100 Index®” in the accompanying index supplement.

December 2024 Page 15

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

iShares® U.S. Real Estate ETF Overview

The iShares® U.S. Real Estate ETF is an exchange-traded fund managed by iShares Trust (“iShares”), a registered investment company. iShares consists of numerous separate investment portfolios, including the iShares® U.S. Real Estate ETF. BlackRock Fund Advisors is the investment adviser to the iShares® U.S. Real Estate ETF. The iShares® U.S. Real Estate ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the real estate sector of the U.S. equity market, as represented by the Dow Jones U.S. Real Estate Capped Index. The Dow Jones U.S. Real Estate Capped Index became the iShares® U.S. Real Estate ETF’s share underlying index on January 25, 2021. Prior to January 25, 2021, the iShares® U.S. Real Estate ETF tracked the Dow Jones U.S. Real Estate Index. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the IYR Shares is accurate or complete.

Information as of market close on December 16, 2024:

Bloomberg Ticker Symbol:	IYR UP	52 Week High (on 9/16/2024):	$103.61
Current Share Price:	$97.33	52 Week Low (on 4/18/2024):	$81.60
52 Weeks Ago:	$90.97

The following graph sets forth the daily closing prices of the IYR Shares for the period from January 1, 2019 through December 16, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the IYR Shares for each quarter in the same period. The closing price of the IYR Shares on December 16, 2024 was $97.33. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the IYR Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the IYR Shares at any time, including on the determination dates.

IYR Shares Daily Closing Prices January 1, 2019 to December 16, 2024

December 2024 Page 16

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

iShares® U.S. Real Estate ETF (CUSIP 464287739)	High	Low	Period End
2019
First Quarter	87.11	73.32	87.04
Second Quarter	90.87	84.80	87.31
Third Quarter	94.09	87.61	93.54
Fourth Quarter	95.36	89.52	93.08
2020
First Quarter	100.28	57.84	69.57
Second Quarter	86.82	64.24	78.81
Third Quarter	84.15	76.71	79.84
Fourth Quarter	86.71	76.87	85.65
2021
First Quarter	92.74	82.27	91.94
Second Quarter	104.97	93.58	101.94
Third Quarter	111.27	102.34	102.39
Fourth Quarter	116.14	103.03	116.14
2022
First Quarter	115.26	99.21	108.22
Second Quarter	112.38	86.95	91.98
Third Quarter	103.19	80.64	81.42
Fourth Quarter	89.17	76.97	84.19
2023
First Quarter	95.24	78.73	84.90
Second Quarter	86.54	80.51	86.54
Third Quarter	89.86	77.12	78.14
Fourth Quarter	92.46	73.28	91.41
2024
First Quarter	92.22	85.32	89.90
Second Quarter	89.23	81.60	87.74
Third Quarter	103.61	86.93	101.87
Fourth Quarter (through December 16, 2024)	102.87	97.08	97.33

This document relates only to the securities referenced hereby and does not relate to the IYR Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IYR Shares (and therefore the price of the IYR Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IYR Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IYR Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IYR Shares.

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

December 2024 Page 17

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Dow Jones U.S. Real Estate Capped Index. The Dow Jones U.S. Real Estate Capped Index is designed to track the performance of real estate investment trusts (REITs) and other companies that invest directly or indirectly in real estate through development, management, or ownership, including property agencies, with a cap applied to ensure diversification among companies within the index.

December 2024 Page 18

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Utilities Select Sector SPDR® Fund Overview

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Select Sector Trust”), which is a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLU Shares is accurate or complete.

Information as of market close on December 16, 2024:

Bloomberg Ticker Symbol:	XLU UP	52 Week High (on 11/29/2024):	$82.93
Current Share Price:	$77.02	52 Week Low (on 1/24/2024):	$59.95
52 Weeks Ago:	$63.23

The following graph sets forth the daily closing prices of the XLU Shares for the period from January 1, 2019 through December 16, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLU Shares for each quarter in the same period. The closing price of the XLU Shares on December 16, 2024 was $77.02. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLU Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLU Shares at any time, including on the determination dates.

XLU Shares Daily Closing Prices January 1, 2019 to December 16, 2024

December 2024 Page 19

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
2019
First Quarter	58.96	52.00	58.17
Second Quarter	61.24	56.94	59.63
Third Quarter	64.93	59.29	64.74
Fourth Quarter	64.82	61.37	64.62
2020
First Quarter	70.98	44.93	55.41
Second Quarter	62.83	51.79	56.43
Third Quarter	61.49	56.70	59.38
Fourth Quarter	66.76	59.98	62.70
2021
First Quarter	64.15	58.36	64.04
Second Quarter	67.72	63.23	63.23
Third Quarter	70.07	63.56	63.88
Fourth Quarter	71.58	63.88	71.58
2022
First Quarter	74.54	65.03	74.46
Second Quarter	76.96	64.87	70.13
Third Quarter	78.12	65.51	65.51
Fourth Quarter	72.67	61.52	70.50
2023
First Quarter	72.08	63.70	67.69
Second Quarter	69.97	64.34	65.44
Third Quarter	68.46	58.83	58.93
Fourth Quarter	65.96	56.19	63.33
2024
First Quarter	65.65	59.95	65.65
Second Quarter	72.87	62.77	68.14
Third Quarter	80.78	67.67	80.78
Fourth Quarter (through December 16, 2024)	82.93	77.02	77.02

This document relates only to the securities referenced hereby and does not relate to the XLU Shares. We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select

December 2024 Page 20

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. For more information, see “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

December 2024 Page 21

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
NDX Index publisher:	Nasdaq, Inc., or any successor thereof
Share underlying index:	With respect to the IYR Shares, Dow Jones U.S. Real Estate Capped Index With respect to the XLU Shares, Utilities Select Sector Index
Share underlying index publisher:	With respect to each of the IYR Shares and the XLU Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

December 2024 Page 22

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority. We intend to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially and adversely affected.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the IRS may seek to treat all or a portion of the gain on the securities as ordinary income. For example, due to the terms of the securities and current market conditions, there is a substantial risk that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

Even if the treatment of the securities as “open transactions” is respected, because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to an index in addition to exchange-traded funds, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying

December 2024 Page 23

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the IYR Shares, the XLU Shares, in stocks constituting the NDX Index, the Dow Jones U.S. Real Estate Capped Index or the Utilities Select Sector Index and in futures and/or options contracts on the NDX Index, the XLU Shares, the IYR Shares, the Dow Jones U.S. Real Estate Capped Index or the Utilities Select Sector Index, their component stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for an early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the IYR Shares, the XLU Shares, the stocks constituting the NDX Index, the Dow Jones U.S. Real Estate Capped Index or the Utilities Select Sector Index, futures or options contracts on the NDX Index, the IYR Shares, the XLU Shares, the Dow Jones U.S. Real Estate Capped Index, the Utilities Select Sector Index or their component stocks listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information	Selected dealers, which may include our affiliates, and their financial advisors will collectively receive

December 2024 Page 24

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 19, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the iShares® U.S. Real Estate ETF and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

regarding plan of distribution; conflicts of interest:

from the agent a fixed sales commission of $18.75 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

December 2024 Page 25